EXHIBIT 10.1

                                                                  Execution Copy









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                               PURCHASE AGREEMENT

                                      among


                    AMERICAN HOME MORTGAGE INVESTMENT CORP.,


                                 BAYLIS TRUST I



                                       and

                           MERRILL LYNCH INTERNATIONAL

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                            Dated as of May 13, 2005

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                               PURCHASE AGREEMENT
                    ($50,000,000 Trust Preferred Securities)

      THIS PURCHASE AGREEMENT, dated as of May 13, 2005 (this "Purchase Agreement"), is entered into among American Home Mortgage Investment Corp., a Maryland corporation (the "Company"), and Baylis Trust I, a Delaware statutory trust (the "Trust", and together with the Company, the "Sellers"), and Merrill Lynch International or its assignee (the "Purchaser").

                                   WITNESSETH:

      WHEREAS, the Sellers propose that the Trust issue and sell Fifty Thousand (50,000) Floating Rate Preferred Securities of the Trust, having a stated liquidation amount of $1,000 per security, bearing a variable rate, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 3.00% per annum (the "Preferred Securities");

      WHEREAS, the entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and will be used by the Trust to purchase Fifty One Million Five Hundred Fifty Thousand Dollars ($51,550,000) in principal amount of the unsecured junior subordinated, deferrable interest notes of the Company (the "Junior Subordinated Notes");

      WHEREAS, the Preferred Securities and the Common Securities for the Trust will be issued pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of the Closing Date, among the Company, as depositor, JPMorgan Chase Bank, National Association, a national banking association, as property trustee (in such capacity, the "Property Trustee"), Chase Bank USA, National Association, a national banking association, as Delaware trustee (in such capacity, the "Delaware Trustee"), the Administrative Trustees named therein (in such capacities, the "Administrative Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust; and

      WHEREAS, the Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the "Indenture"), between the Company and JPMorgan Chase Bank, National Association, a national banking association, as indenture trustee (in such capacity, the "Indenture Trustee").

      NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

            1. Definitions. The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to herein as the "Securities." This Purchase Agreement, the Indenture, the Trust Agreement and the Securities are collectively referred to herein as the "Operative Documents." All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.

            2. Purchase and Sale of the Preferred Securities.

            (a) The Trust agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Trust, the Preferred Securities for an amount (the "Purchase Price") equal to Fifty Million Dollars ($50,000,000). The Purchaser shall be responsible for the rating agency costs and expenses. The Trust shall use the Purchase Price, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes from the Company.

            (b) Delivery or transfer of, and payment for, the Preferred Securities shall be made at 10:00 A.M. Chicago time (11:00 A.M. New York time), on May 13, 2005 or such later date (not later than June 13, 2005) as the parties may designate (such date and time of delivery and payment for the Preferred Securities being herein called the "Closing Date"). The Preferred Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price to the Trust made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two business days prior to the Closing Date.

            (c) Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two business days in advance of the Closing Date. The Company and the Trust agree to have, or cause to have, the Preferred Securities available for inspection and checking by the Purchaser in Chicago, Illinois, not later than 1:00 P.M., Chicago time (2:00 P.M. New York time), on the business day prior to the Closing Date. The closing for the purchase and sale of the Preferred Securities shall occur at the offices of Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603, or such other place as the parties hereto shall agree.

            3. Conditions. The obligations of the parties under this Purchase Agreement are subject to the following conditions:

            (a) The representations and warranties contained herein shall be accurate as of the date of delivery of the Preferred Securities.

            (b) [Reserved.]

            (c) (i) Cadwalader, Wickersham & Taft LLP, counsel for the Company and the Trust (the "Company Counsel"), shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, National Association, in form and substance satisfactory to the Purchaser, (ii) Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel for the Company and the Trust (the "MD Company Counsel"), shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, National Association, in form and substance satisfactory to the Purchaser, and (iii) the Company shall have furnished to the Purchaser the opinion of the Company's General Counsel or a certificate signed by the Company's Chief Executive Officer, President, an Executive Vice President, Chief Financial Officer, Treasurer or Assistant Treasurer, dated the Closing Date, addressed to


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the Purchaser, in form and substance satisfactory to the Purchaser. In rendering their opinion, the Company Counsel and the MD Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and the Trust and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Purchaser) and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel's opinion. The Company Counsel and the MD Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Company Counsel is not admitted to practice in the State of New York, the opinion of the Company Counsel may assume, for purposes of the opinion, that the laws of the State of New York are substantively identical, in all respects material to the opinion, to the internal laws of the state in which such counsel is admitted to practice. Such Company Counsel Opinion shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

            (d) The Purchaser shall have been furnished the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the Purchaser, dated the Closing Date, addressed to the Purchaser, the Company and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex A hereto. In rendering its opinion, Mayer, Brown, Rowe & Maw LLP may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Company) and by and upon such other documents as such counsel may, in its reasonable opinion deem appropriate as a basis for its opinion.

            (e) The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser, JPMorgan Chase Bank, National Association, the Delaware Trustee and the Company, in substantially the form set out in Annex B hereto.

            (f) The Purchaser shall have received the opinion of Gardere Wynne Sewell LLP, special counsel for the Property Trustee and the Indenture Trustee, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex C hereto.

            (g) The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex D hereto.

            (h) The Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President, and Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, and the Trust shall have furnished to the Purchaser a certificate of the Trust, signed by an Administrative Trustee of


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the Trust, in each case dated the Closing Date, and, in the case of the Company, as to (i) and (ii) below and, in the case of the Trust, as to (i) below.

                  (i) the representations and warranties in this Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

                  (ii) since the date of the Interim Financial Statements (as defined below), there has been no material adverse change in or affecting the condition (financial or other), earnings, business or assets of the Company and its subsidiaries taken as a whole, whether or not arising from transactions occurring in the ordinary course of business (a "Material Adverse Change").

            (i) Subsequent to the execution of this Purchase Agreement, there shall not have been any Material Adverse Change, the effect of which is, in the Purchaser's reasonable judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities.

            (j) Prior to the Closing Date, the Company and the Trust shall have furnished to the Purchaser and its counsel such further information, certificates and documents as the Purchaser or its counsel may reasonably request.

      If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Purchase Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or its counsel, this Purchase Agreement and all the Purchaser's obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company and the Trust in writing or by telephone or facsimile confirmed in writing.

      Each certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Purchaser or the Purchaser's counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

            4. Representations and Warranties of the Company and the Trust. The Company and the Trust jointly and severally represent and warrant to, and agree with the Purchaser, as follows:

            (a) Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would


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require the registration of any of the Securities under the Securities Act of
1933, as amended (the "Securities Act").

            (b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

            (c) The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act ("Rule 144A(d)(3)").

            (d) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

            (e) Neither the Company nor the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, will not be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of section 3(a) of the Investment Company Act.

            (f) Neither the Company nor the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities, except for the Preferred Securities Commission and/or the sales commission the Company has agreed to pay to Cohen Bros. & Company (or to the Company's introducing agent on behalf of Cohen Bros. & Company) pursuant to the letter agreement between the Company and Cohen Bros. & Company, dated May 3, 2005.

            (g) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ss.3801, et seq. (the "Statutory Trust Act"), with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or assets of the Trust, whether or not occurring in the ordinary course of business. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will be, under current law, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.


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            (h) The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2(b), will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement and other documents and agreements related to the transactions contemplated hereby.

            (i) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Indenture Trustee, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

            (j) The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date in accordance with this Purchase Agreement, in the case of the Preferred Securities, and in accordance with the Common Securities Subscription Agreement, in the case of the Common Securities, will be validly issued, fully paid and non-assessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. The issuance of the Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a "Lien").

            (k) The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

            (l) This Purchase Agreement has been duly authorized, executed and delivered by the Company and the Trust.

            (m) Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes


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by the Trust, nor the execution and delivery of and compliance with the
Operative Documents by the Company or the Trust, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the Trust Agreement or the charter or bylaws of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or the Company or any of its subsidiaries or their respective properties or assets (collectively, the "Governmental Entities"), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which
(A) the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities and assets (taken as a whole) of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect") or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

            (n) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Maryland, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

            (o) The Company has no subsidiaries that are material to its business, financial condition or earnings other than those subsidiaries listed in Schedule 1 attached hereto (collectively, the "Significant Subsidiaries"). Each Significant Subsidiary has been duly formed and is validly existing as a corporation or limited liability company, as applicable in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.


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            (p) Each of the Trust, the Company and each of the Company's subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the "Governmental Licenses") of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Trust, the Company nor any of the Company's subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

            (q) All of the issued and outstanding shares of capital stock of the Company and each of its subsidiaries are validly issued, fully paid and non-assessable; all of the issued and outstanding capital stock of each subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding capital stock of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its subsidiaries is a party.

            (r) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

            (s) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust after due inquiry, threatened against or affecting the Trust or the Company or any of the Company's subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

            (t) The accountants of the Company who certified the Financial Statements (as defined below) are independent public accountants of the Company and its subsidiaries


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within the meaning of the Securities Act, and the rules and regulations of the
Securities and Exchange Commission (the "Commission") thereunder.

            (u) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2004 (the "Financial Statements") and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the quarter ended March 31, 2005 (the "Interim Financial Statements") provided to the Purchaser are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles, the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except as otherwise noted therein).

            (v) None of the Trust, the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

            (w) Since the respective dates of the Financial Statements and the Interim Financial Statements, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company's common and preferred stock.

            (x) The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company's most recent Annual Report on Form 10-K/A, at the time they were or hereafter are filed by the Company with the Commission (collectively, the "1934 Act Reports"), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, at the date of this Purchase Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-


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Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party. The Company is in compliance in all material respects with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

            (y) No labor dispute with the employees of the Trust, the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Trust or the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

            (z) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

            (aa) Each of the Trust, the Company and each subsidiary of the Company has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

            (bb) The Company has no present intention to exercise its option to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture. The Company believes that the likelihood that it would exercise its rights to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture at any time during which the Junior Subordinated Notes are outstanding is remote because of the restrictions that would be imposed on the Company's ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock and on the Company's ability to make any payments of principal, interest or premium, if any, on, or repay, repurchase or redeem, any of its debt securities that rank pari passu in all respects with or junior in interest to the Junior Subordinated Notes.

            (cc) Commencing with its taxable year ended December 31, 2003, the Company has been, and upon the completion of the transactions contemplated hereby, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or have not been taken which are required to be taken) which would cause such qualification to be lost. The Company expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2004 and succeeding taxable years.

            (dd) The Company and each of the Significant Subsidiaries have timely and duly filed all material Tax Returns required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of the Significant Subsidiaries have timely and duly paid in full all material Taxes required to be paid by them (whether or not such amounts are shown as due on any Tax Return). There are no material federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and no such audits or assessments are threatened. As used herein, the terms "Tax" or "Taxes" mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term "Tax Returns" means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

            (ee) [Reserved].

            (ff) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (gg) The Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Significant Subsidiaries or the Company's or Significant Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of the subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and the Significant Subsidiaries, taken as a whole. Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

            (hh) The Company and its subsidiaries or any person acting on behalf of the Company and its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other material unlawful payment.

            (ii) The information provided by the Company and the Trust pursuant to this Purchase Agreement and the transactions contemplated hereby does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (jj) Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) the Company and its subsidiaries have been and are in compliance with applicable Environmental Laws (as defined below), (ii) none of the Company, any of its subsidiaries or, to the best of the Company's knowledge, any other owners of any of the real properties currently or previously owned, leased or operated by the Company (the "Properties") at any time or any other party, has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the Properties or any other real properties previously owned, leased or operated by the Company or any of its subsidiaries, (iii) neither the Company nor any of its subsidiaries intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, any other real properties previously owned, leased or operated by the Company or any of its subsidiaries, or their respective assets or arising out of the conduct of the Company or its subsidiaries, (v) none of the Properties are included or, to the best of the Company's knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Company's knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) none of the Company, any of its subsidiaries or agents or, to the best of the Company's knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties or any other real properties previously owned, leased or operated by the Company or any of its subsidiaries to another property, except in compliance with all applicable Environmental Laws, (vii) no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material, and (viii) none of the Company, any of its subsidiaries or, to the best of the Company's knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Properties or any facilities or improvements or any operations or activities thereon.

      As used herein, "Hazardous Materials" shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.ss. 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.ss. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136-136y, the Clean Air Act, 42 U.S.C. ss.ss. 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. ss.ss. 1251-1387, the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an "Environmental Law" and collectively, the "Environmental Laws") or by any Governmental Entity.

            5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company and the Trust as follows:

            (a) The Purchaser is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to "U.S. persons" (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

            (b) The Purchaser is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

            (c) Neither the Purchaser, nor any of the Purchaser's affiliates, nor any person acting on the Purchaser's or the Purchaser's Affiliate's behalf has engaged, or will engage, in any form of "general solicitation or general advertising" (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

            (d) The Purchaser understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) the Purchaser is purchasing the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Securities contained in the Indenture, and (iii) the Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities.

            (e) The Purchaser is a company with limited liability duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein and (ii) right and power to purchase the Securities.

            (f) This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and no filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Purchase Agreement or to consummate the transactions contemplated herein.

            (g) The Purchaser is a "Qualified Purchaser" as such term is defined in Section 2(a)(51) of the Investment Company Act.

            6. Covenants and Agreements of the Company and the Trust. The Company and the Trust jointly and severally agree with the Purchaser as follows:

            (a) During the period from the date of this Agreement to the Closing Date, the Company and the Trust shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Purchase Agreement, as if made on and as of the Closing Date.

            (b) The Company and the Trust will arrange for the qualification of the Preferred Securities for sale under the laws of such jurisdictions as the Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities. The Company or the Trust, as the case may be, will promptly advise the Purchaser of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (c) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Purchaser) to, resell any Preferred Securities that have been acquired by any of them.

            (d) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

            (e) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

            (f) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates or any person acting on their behalf to, engage in any form of "general solicitation or general advertising" (within the meaning of Regulation D) in connection with any offer or sale of the any of the Securities.

            (g) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

            (h) Each of the Company and the Trust shall furnish to (i) the holders, and subsequent holders of the Preferred Securities, (ii) Cohen Bros. & Company (at 450 Park, 23rd Floor, New York, NY 10022, or such other address as designated by Cohen Bros. & Company) and (iii) any beneficial owner of the Securities reasonably identified to the Company and the Trust (which identification may be made by either such beneficial owner or by Cohen Bros. & Company), a duly completed and executed certificate substantially in the form attached hereto as Annex E, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company and the Trust not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

            (i) Each of the Company and the Trust will, during any period in which it is not subject to and in compliance with section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, shall provide to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Securities.

            (j) Neither the Company nor the Trust will, until one hundred eighty
(180) days following the Closing Date, without the Purchaser's prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities substantially similar to the Preferred Securities other than as contemplated by this Purchase Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities substantially similar to the Preferred Securities; provided, however, the parties hereby agree that if the Company enters into an agreement or transaction to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of (a "Substantially Similar Transaction"), directly or indirectly, any preferred securities substantially similar to the Preferred Securities (the "Substantially Similar Securities"), the Company will provide the Purchaser with (i) an opinion of counsel (such counsel to have experience and sophistication in the matters addressed in such opinion) addressed to the Purchaser stating that the Substantially Similar Transaction will not result in the Preferred Securities being integrated in a transaction that would require registration under, or deemed to be a public offering, under the Securities Act and (ii) an indemnity substantially similar to that provided under Section 8(a) hereof.

            (k) The Company will use its best efforts to meet the requirements to qualify as a REIT under Sections 856 through 860 of the Code, effective for the taxable year ending December 31, 2004 (and each fiscal quarter of such year) and succeeding taxable years, unless and until the Company's Board of Directors determines that it is not in the best interests of the Company's shareholders to so qualify.

            (l) Neither the Company nor the Trust will identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the consent of such Indemnified Party.

            7. Payment of Expenses. The Company, as depositor of the Trust, agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Trust under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in Section 6(b); (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company or the Trust; (iv) the fees and all reasonable expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees, which fees shall not exceed a $2,000 acceptance fee, $3,500 for the fees and expenses of Richards, Layton & Finger, P.A., special Delaware counsel retained by the Delaware Trustee in connection with the Closing, and $4,000 in administrative fees annually; (v) $50,000 for the fees and expenses of Mayer, Brown, Rowe & Maw LLP, special counsel retained by the

Purchaser; and (vi) a due diligence fee in an amount equal to $12,500 ($5,000 payable upon execution of the Letter of Intent) payable to Cohen Bros. & Company.

            If the sale of the Preferred Securities provided for in this Purchase Agreement is not consummated because any condition set forth in Section 3 hereof to be satisfied by either the Company or the Trust is not satisfied, because this Purchase Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of each of the Purchaser's counsel specified in subparagraphs (v) and (vi) of the immediately preceding paragraph) that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Preferred Securities. The Company shall not in any event be liable to the Purchaser for the loss of anticipated profits from the transactions contemplated by this Purchase Agreement.

            8. Indemnification. (a) The Company and the Trust agree jointly and severally to indemnify and hold harmless the Purchaser, the Purchaser's affiliates, Cohen Bros. & Company and Merrill Lynch & Co. (collectively, the "Indemnified Parties"), each person, if any, who controls any of the Indemnified Parties within the meaning of the Securities Act, or the Exchange Act, and the Indemnified Parties' respective directors, officers, employees and agents and each person who "controls" the Indemnified Parties within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Purchaser by or on behalf of the Company, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the breach or alleged breach of any representation, warranty or agreement of either Seller contained herein or (iv) the execution and delivery by the Company and/or the Trust of this Purchase Agreement or any of the other Operative Documents and/or the consummation by the Company and/or the Trust of the transactions contemplated hereby and thereby, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have.

            (b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever due from the Trust under paragraph (a) above.

            (c) Promptly after receipt by an Indemnified Party under this
Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and
(ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. Purchaser shall be entitled to appoint counsel reasonably acceptable to the indemnifying party to represent the Indemnified Party in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

            9. Termination; Representations and Indemnities to Survive. This Purchase Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company's debt securities or preferred stock, (ii) the Trust shall be unable to sell and deliver to the Purchaser at least $50,000,000 stated liquidation value of Preferred Securities, (iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iv) a suspension or material limitation in trading in any of the Company's securities shall have occurred on the exchange or quotation system upon which the Company' securities are traded, if any, (v) a general moratorium on commercial business activities shall have been declared either by federal or Maryland authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser's reasonable judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust or their respective officers or trustees and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or the Trust or any of the their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Purchase Agreement.

            10. Amendments. This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

            11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to the Purchaser c/o Cohen Bros. & Company, 450 Park, 23rd Floor, New York, NY 10022, Attention:
Mitchell Kahn, Facsimile: (212) 735-1499; with a copy to Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603, Attention: J. Paul Forrester, Facsimile: (312) 701-7711 or other address as the Purchaser shall designate for such purpose in a notice to the Company and the Trust; and if sent to the Company or the Trust, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to it at American Home Mortgage Investment Corp., 538 Broadhollow Road, Melville, New York 11747, Attention: Craig Pino,
Facsimile: (516) 496-5411, with a copy to Alan B. Horn, General Counsel, American Home Mortgage Investment Corp., 538 Broadhollow Road, Melville, New York 11747, Facsimile: (800) 209-7276.

            12. Successors and Assigns. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser's prior written consent. The rights and obligations of the Purchaser under this Purchase Agreement may be assigned by the Purchaser without the Company's or the Trust's consent; provided that the assignee assumes the obligations of the Purchaser under this Purchase Agreement.

            13. Applicable Law. THIS PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

            14. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

            15. Counterparts and Facsimile. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.

      IN WITNESS WHEREOF, this Purchase Agreement has been entered into as of the date first written above.

                                      AMERICAN HOME MORTGAGE INVESTMENT
                                      CORP.

                                      By:    /s/ Michael Strauss
                                          --------------------------------------
                                           Name:   Michael Strauss
                                           Title:  President & Chief Executive
                                                   Officer

                                      BAYLIS TRUST I

                                      By: AMERICAN HOME MORTGAGE
                                      INVESTMENT CORP., as Depositor

                                      By:    /s/ Michael Strauss
                                          --------------------------------------
                                           Name:   Michael Strauss
                                           Title:  President & Chief Executive
                                                   Officer


                                      MERRILL LYNCH INTERNATIONAL

                                      By:    /s/ William Berry
                                          --------------------------------------
                                            Name:  William Berry
                                            Title: Managing Director

                                                                      SCHEDULE 1

                        List of Significant Subsidiaries

American Home Mortgage Holdings, Inc.                       Delaware corporation
American Home Mortgage Corp.                                New York corporation
American Home Mortgage Servicing, Inc.                      Maryland corporation
American Home Mortgage Acceptance, Inc.                     Maryland corporation
Melville Funding, LLC                                       Delaware LLC
Broadhollow Funding, LLC                                    Delaware LLC

                                                                         ANNEX A

            Pursuant to Section 3(d) of the Purchase Agreement, Mayer, Brown, Rowe & Maw LLP, special tax counsel for the Purchaser, shall deliver an opinion to the effect that:

                  (i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation; and

                  (ii) for United States federal income tax purposes, the Junior Subordinated Notes will constitute indebtedness of the Company.

      In rendering such opinions, such counsel may (A) state that its opinion is limited to the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                                                         ANNEX B

            Pursuant to Section 3(e) of the Purchase Agreement, Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

            (i) the Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

            (ii) under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority (A) to own property and conduct its business, all as described in the Trust Agreement, (B) to execute and deliver, and to perform its obligations under, each of the Purchase Agreement, the Common Securities Subscription Agreement, the Junior Subordinated Note Purchase Agreement and the Preferred Securities and the Common Securities and (C) to purchase and hold the Junior Subordinated Notes;

            (iii) under the Delaware Statutory Trust Act, the certificate attached to the Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Preferred Securities; the Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment of the consideration as set forth in the Purchase Agreement, the Preferred Securities will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the benefits of the Trust Agreement and, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and such counsel may note that the holders of the Preferred Securities may be obligated, pursuant to the Trust Agreement, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (B) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Trust Agreement;

            (iv) the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Trust Agreement and the Common Securities Subscription Agreement, will be validly issued and fully paid and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement;

            (v) under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive or other similar rights;

            (vi) under the Delaware Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;

            (vii) the Trust Agreement constitutes a legal, valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

            (viii) the issuance and sale by the Trust of the Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate of Trust or the Amended and Restated Trust Agreement or (ii) any applicable Delaware law, rule or regulation;

            (ix) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware Governmental Entity or Delaware agency is necessary or required solely in connection with the issuance and sale by the Trust of the Common Securities or the Preferred Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder; and

            (x) the holders of the Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust and the Trust will not be liable for any income tax imposed by the State of Delaware.

      In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions as to enforceability and other matters.

                                                                         ANNEX C

      Pursuant to Section 3(f) of the Purchase Agreement, Gardere Wynne Sewell LLP, special counsel for the Property Trustee and the Indenture Trustee, shall deliver an opinion to the effect that:

            (i) JPMorgan Chase Bank, National Association (the "Bank") is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under the Indenture and to authenticate and deliver the Securities, and is duly eligible and qualified to act as Trustee under the Indenture pursuant to Section 6.1 thereof and as Property Trustee under the Trust Agreement pursuant to Section 8.2 thereof. (The Indenture and the Trust Agreement are each, an "Agreement" and together, the "Agreements").

            (ii) Each Agreement has been duly authorized, executed and delivered by the Bank and constitutes the valid and binding obligation of the Bank, enforceable against it in accordance with its terms except (A) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (iii) Neither the execution or delivery by the Bank of the Agreements, the authentication and delivery of the Preferred Securities (as defined in the Trust Agreement) and junior subordinated notes (issued under the Indenture, and together with the Preferred Securities, the "Securities") by the Trustee pursuant to the terms of the Agreements, nor the performance by the Bank of its obligations under the Agreements (A) requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of the Bank or (B) violates or conflicts with the Articles of Association or By-laws of the Bank or any law or regulation of the State of New York or the United States of America governing the banking or trust powers of the Bank.

            (iv) The Securities have been authenticated and delivered by a duly authorized officer of the Bank.

            In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York and the laws of the United States of America, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of JPMorgan Chase Bank, National Association, the Company and public officials, and (C) make customary assumptions and exceptions as to enforceability and other matters.

                                                                         ANNEX D

            Pursuant to Section 3(g) of the Purchase Agreement, Richards, Layton & Finger, P.A., counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

                  (i) Chase Bank USA, National Association is duly formed and validly existing as a national banking association under the federal laws of the United States of America with trust powers and with its principal place of business in the State of Delaware;

                  (ii) Chase Bank USA, National Association has the corporate power and authority to execute, deliver and perform its obligations under, and has taken all necessary corporate action to authorize the execution, delivery and performance of, the Trust Agreement and to consummate the transactions contemplated thereby;

                  (iii) The Trust Agreement has been duly authorized, executed and delivered by Chase Bank USA, National Association and constitutes a legal, valid and binding obligation of Chase Bank USA, National Association, and is enforceable against Chase Bank USA, National Association, in accordance with its terms subject as to enforcement, to the effect upon the Trust Agreement of (i) applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                  (iv) The execution, delivery and performance by Chase Bank
            USA, National Association of the Trust Agreement do not conflict with or result in a violation of (A) articles of association or by-laws of Chase Bank USA, National Association or (B) any law or regulation of the State of Delaware or the United States of America governing the trust powers of Chase Bank USA, National Association or, to our knowledge, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which Chase Bank USA, National Association is a party or by which it is bound or, to our knowledge, without independent investigation, of any judgment or order applicable to Chase Bank USA, National Association; and

                  (v) No approval, authorization or other action by, or filing with, any Governmental Entity of the State of Delaware or the United States of America governing the trust powers of Chase Bank USA, National Association is required in connection with the execution and delivery by Chase Bank USA, National Association of the Trust Agreement or the performance by Chase Bank USA,

            National Association of its obligations thereunder, except for the filing of the Certificate of Trust with the Secretary of State of the State of Delaware, which Certificate of Trust has been filed with the Secretary of State of the State of Delaware.

      In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and the federal laws of the United States governing the trust powers of Chase Bank USA, National Association, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions.

                                                                         ANNEX E

                         Officer's Financial Certificate

      The undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certifies, pursuant to Section 6(h) of the Purchase Agreement, dated as of May 13, 2005, among American Home Mortgage Investment Corp. (the "Company"), Baylis Trust I (the "Trust") and Merrill Lynch International, that, as of [date], [20__], the Company, if applicable, and its Subsidiary had the following ratios and balances:

As of [Quarterly/Annual Financial Date], 20__

Senior secured indebtedness for borrowed money ("Debt")             $_____

Senior unsecured Debt                                               $_____

Subordinated Debt                                                   $_____

Total Debt                                                          $ _____

Ratio of (x) senior secured and unsecured Debt to (y) total Debt      _____%

* A table describing the quarterly report calculation procedures is provided on page __

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20__ and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20__]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20__] for the fiscal quarter ended [date], 20__.]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [___ quarter interim] [annual] period ended [date], 20__, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

      IN WITNESS WHEREOF, the undersigned has executed this Officer's Financial Certificate as of this _____ day of _____________, 20__.

                                         AMERICAN HOME MORTGAGE
                                         INVESTMENT CORP.


                                         By:____________________________________
                                         Name:__________________________________

                                         American Home Mortgage Investment Corp.
                                         538 Broadhollow Road
                                         Melville, NY 11747
                                         (516) 949-3900


                                      E-2